Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Form S-8 (No. 333-193075, No. 333-134208, and No. 333-119661) and Form S-3 (No. 333-221687, No. 333-216243, No. 333-214657, No. 333-212845, No. 333-209024, and No. 333-196880) of Westwater Resources, Inc. of our report dated March 1, 2018, relating to the consolidated financial statements of Westwater Resources, Inc. for the year ended December 31, 2017, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Moss Adams LLP
Denver, Colorado
March 1, 2018

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Form S-8 (No. 333-193075, No. 333-134208, and No. 333-119661) and Form S-3 (No. 333-221687, No. 333-216243, No. 333-214657, No. 333-212845, No. 333-209024, and No. 333-196880) of Westwater Resources, Inc. (formerly Uranium Resources, Inc.) of our report dated March 2, 2017, relating to the consolidated financial statements of Westwater Resources, Inc. for the year ended December 31, 2016, and to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Hein & Associates LLP
Denver, Colorado
March 1, 2018